                                 PROMISSORY NOTE

BORROWER:   ROSETTA BLOSYSTEMS, INC.
            KIRKLAND 405 CORPORATE CENTER
            12040 115 AVENUE NE #210
            KIRKLAND, WA 98034

LENDER:     SILICON VALLEY BANK, A CALIFORNIA CHARTERED BANK
            PACIFIC NORTHWEST LOAN PRODUCTION OFFICE
            915 118TH AVENUE, S.E., SULT 250
            BELLEVUE, WA 98005

================================================================================

                             INITIAL RATE: 10.250%
PRINCIPAL AMOUNT: $750,000.00                    DATE OF NOTE: FEBRUARY 13, 1997

PROMISE TO PAY. Rosetta Biosystems, Inc. ("Borrower") promises to pay to Silicon Valley Bank, a California chartered bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Seven Hundred Fifty Thousand & 00/100 Dollars ($750,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

         Through the term of the Note, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning March 13, 1997 and all subsequent interest payments will be due on the same day of each month thereafter. The Equipment Draw Period shall begin as of this date and shall end on August 13, 1997 (the "Equipment Draw Period"). The aggregate advances made during the Equipment Draw Period, advanced for the purpose of purchasing equipment reasonably acceptable to Lender, supported by invoices submitted by Borrower to Lender, will be payable in thirty (30) even monthly payments of principal plus interest due as of each payment date, beginning September 13, 1997 and all subsequent payments of principal and interest will be due on the same day of each month thereafter (the "Equipment Term Schedule"). The final payment under the Equipment Tern, Schedule, due on February 13, 2000, will be for all outstanding principal plus all accrued interest not yet paid. Notwithstanding the Equipment Term Schedule, all outstanding principal under loan, plus all accrued interest not yet paid shall be due on August 13, 1996.

Interest on this Note is computed on a 365/360 simple interest basis: that is, by applying the ratio of the annual interest rate over a year of 360 days multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is Lender's Prime Rate (the "Index"). This is the rate Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each time the prime rate is adjusted by Silicon Valley Bank. The Index currently Is 8.250% per annum. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 2.000 percentage points over the Index, resulting In an Initial rate of 10.250% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower falls to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender, provided that as to any default under such term, obligation, covenant or condition that can be cured, has failed to cure within ten (10) days after Borrower becomes aware of such default. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrowers ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrowers behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any guarantor dies or any of the other events described In this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrowers financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid Interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity. Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 5.000 percentage points over the otherwise effective interest rate. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to aft other sums provided bylaw. This Note has been delivered to Lender and accepted by Lender in the State of Washington. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of King County, the State of Washington. Lender and Borrower hereby waive the right to any

Jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the Other. This Note shall be governed by and construed In accordance with the laws of the State of Washington.

LINE OF CREDIT. Subject to the paragraph entitled `Payment", this Note evidences a revolving line of credit advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender, unless Lender consents to such limitation or revocation; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

REQUEST TO DEBIT ACCOUNTS. Borrower will regularly deposit funds received in accounts maintained by Borrower at Silicon Valley Bank. Borrower hereby requests and authorizes Lender to debit any accounts Borrower has with Lender, including, without limitation, Account Number ______________________ for payments of principal and interest owing on the loan and any other obligations owing from Borrower to Lender. Lender will notify Borrower of all debits which Lender makes against Borrower's accounts. Any such debits against Borrowers accounts in no way shall be deemed a set-off.

BUSINESS LOAN AGREEMENT. This Note is subject to and shall be governed by all the terms and conditions of the Business Loan Agreement of even date herewith, between Borrower and Lender, as such agreement may be amended from time to time, which Business Loan Agreement is incorporated herein by this reference.

PAYMENT OF LOAN FEE. Borrower shall pay to Lender a fee in the amount of Four Thousand Eight Hundred and 00/100 Dollars ($4,800.00) plus all out-of-pocket expenses.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER HAS READ AND UNDERSTOOD ALL. THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A

COMPLETED COPY OF THE NOTE.



ROSETTA BIOSYSTEMS, INC.


By:  /s/ Roger Bumgarner
   -----------------------------
Name:  Roger Bumgarner
     ---------------------------
Title:   VP
      --------------------------